Exhibit 3.5

FEDERAL IDENTIFICATION
NO.	04-2814792

THE COMMONWEALTH OF MASSACHUSETTS
Examiner	William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

Name Approved
We, Eric R. Giler, *President and Natalie J. Massarotti, *Assistant Clerk,
	of	Brooktrout, Inc.
[SEAL]	(Exact name of corporation)
SECRETARY
OF STATE	located at	250 First Avenue, Needham, MA 02494
RECEIVED		(Street address of corporation in Massachusetts)
04 May 14 PM 3:39
CORPORATIONS DIVISION	certify that these Articles of Amendment affecting articles numbered:

Three
(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on May 5, 2004, by vote of:

	11,057,194	shares of	Common Stock, $.01 par value	of	13,032,072	shares outstanding,
(type, class & series, if any)

		shares of		of		shares outstanding, and
(type, class & series, if any)

		shares of		of		shares outstanding,
(type, class & series, if any)

C ☐
P ☐	(1)** being at least a majority of each type, class or series outstanding and entitled to vote thereon:/
M ☐
R.A. ☐

* Delete the inapplicable words. ** Delete the inapplicable clause.
(1) For amendments adopted pursuant to Chapter 156B, Section 70.
(2) For amendments adopted pursuant to Chapter 156B, Section 71.
P.C.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2  x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:	—	Common:	40,000,000	$.01

Preferred:	—	Preferred:	100,000	$1.00

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:	—	Common:	80,000,000	$.01

Preferred:	—	Preferred:	100,000	$1.00

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:	.

SIGNED UNDER THE PENALTIES OF PERJURY, this 5th day of May, 2004.

/s/ Eric R. Giler	, *President

/s/ Natalie J. Massarotti	, *Assistant Clerk.

* Delete the inapplicable words.

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $40,000 having been paid, said articles are deemed to have been filed with me this 14 day of May 2004.

884069

Effective date:

/s/ William Francis Galvin
WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION

Contact information:

Natalie J. Massarotti
Brooktrout, Inc.
250 First Ave., Needham, MA 02494
Telephone:	(781) 449-4100
Email:	njm@brooktrout.com

A copy this filing will be available on-line at www.state.ma.us/sec/cor once the document is filed.